FOR IMMEDIATE RELEASE
Contact:
Cameron Associates, Inc.                                Tag-It Pacific, Inc.
Michael Brod                                            Colin Dyne, CEO
212-245-8800                                            818-444-4100
MICHAEL@CAMERONASSOC.COM                                CDYNE@TAGITPACIFIC.COM


             COATS PLC INVESTS $3.0 MILLION IN TAG-IT PACIFIC, INC.
                COATS AND TAG-IT ENTER INTO AN EXCLUSIVE TEN YEAR
                        CO-MARKETING AND SUPPLY AGREEMENT


Woodland Hills, Ca. October 2, 2001--Tag-It Pacific, Inc. (AMEX: TAG) is pleased to announce that Coats, plc, the world's largest thread manufacturer, has invested $3 million in Tag-it Pacific. The two companies have also entered an exclusive ten year co-marketing and supply agreement.

"The Coats investment is a testament to the strength of our business model and will add to our ability to attract quality partners and customers," said Colin Dyne, CEO of Tag-it Pacific. "I believe that this relationship will give us access to a wide range of new customers assisting in the execution of our Company's growth and business plans. The co-marketing and supply agreement provides for selected introductions into Coats' customer base and has the potential to rapidly accelerate our growth plans and to introduce our MANAGED TRIM SOLUTION to apparel manufacturers on a broader basis."

Under the agreement, Tag-it trim packages will exclusively offer Coats thread. Coats was selected for its quality, service, brand recognition and global reach. "The Coats brand name is valued throughout the world and adds considerable credibility to our product offerings," said Dyne.

Prior to the exclusive agreement, Tag-it was a longtime customer of Coats, distributing its thread to sewing operations. "The Tag-it relationship allows Coats to increase market share," said Coats North America Chief Executive Steven
E. Baune, Charlotte, N.C. "It also permits Coats to offer contractors in Mexico, Central America and the Caribbean full-service trim management."

As the demand for full-service, outsourced trim management grows, Coats' sewing contractors now have easy access to Tag-it's expertise. Tag-it's Internet-based MANAGED TRIM SOLUTION software facilitates quick, low-cost trim management. "By offering customers the trim management option," said Baune, "we will help them reduce overhead and obtain highly competitive trim pricing."

ABOUT TAG-IT PACIFIC: Tag-It specializes in the distribution of a full range of trim items to manufacturers of fashion apparel, licensed consumer products, specialty retailers and mass merchandiser brands. Tag-It acts as a full service outsourced trim management department for manufacturers of fashion apparel such as Tarrant Apparel Group and Azteca Production International. The Company also serves as a specified supplier of trim items to specific brands, brand licensees and retailers, including Tommy Hilfiger, A/X Armani Exchange, Express, The Limited, Lerner and Swank, among others. Tag-It has positioned itself as a fully integrated single-source supplier of a full range of trim items for manufacturers of fashion apparel. The Company's business focuses on servicing all of the trim requirements of its customers at the manufacturing and retail brand level of the fashion apparel industry. Tag-It offers customers its MANAGED TRIM SOLUTION, an Internet-based, virtual trim department, covering the complete management of ordering, production, inventory management and just-in-time distribution of their trim and packaging requirements.

Visit the Company's website, WWW.TAGITPACIFIC.COM for additional information.

ABOUT COATS: London-based Coats plc is the world's largest manufacturer of industrial thread and textile-related craft products. Coats has operations in 65 countries and a North American presence in the U.S., Canada, Mexico, Central America and the Caribbean.

Visit the Coats' website, WWW.COATS.COM for additional information.


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WITH THE EXCEPTION OF HISTORICAL INFORMATION, THE MATTERS DISCUSSED ABOVE MAY
INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES ACT OF 1934, AS AMENDED. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES INCLUDING THE UNANTICIPATED LOSS OF ONE OR MORE MAJOR CUSTOMERS, THE AVAILABILITY AND COST OF FINANCING, THE RISK OF A SOFTENING OF CUSTOMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, RISKS OF INTRODUCTION BY COMPETITORS OF TRIM MANAGEMENT SYSTEMS WITH SIMILAR OR BETTER FUNCTIONALITY THAN OUR MANAGED TRIM SOLUTION, PRICING PRESSURES AND OTHER COMPETITIVE FACTORS, POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS, OUR MANAGEMENT OF POTENTIAL GROWTH AND THE RISKS OF EXPANSION INTO NEW BUSINESS AREAS. THESE AND OTHER RISKS ARE MORE FULLY DESCRIBED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE COMPANY'S MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND QUARTERLY REPORT ON FORM 10-Q, WHICH SHOULD BE READ IN CONJUNCTION HEREWITH.